UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 6, 2005

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-49697 (Commission File Number)	06-1449146 (IRS Employer Identification No.)

8909 Purdue Road Suite 300 Indianapolis, IN 46268 (Address of principal executive offices)

Registrant’s telephone number, including area code: (317) 484-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Amendment No. 2

This Form 8-K/A is filed as an amendment (Amendment No.2) to the current report on Form 8-K filed by Republic Airways Holdings Inc. on May 09, 2005. Amendment No.2 is being filed to include additional financial information under Item 9.01

Item 9.01 Financial Statements and Exhibits.

Unaudited supplemental combined condensed consolidated financial statements as of March 31, 2005 and December 31, 2004, and for the three month periods ended March 31, 2005 and 2004, are filed as Exhibit 99.3 and are incorporated in their entirety by reference.
 (c) Exhibits

10.1	Stock Purchase Agreement, dated May 6, 2005, by and among Republic Airways Holdings Inc., Shuttle America Corporation and Shuttle Acquisition LLC.*

10.2	Promissory Note in the principal amount of $1,000,000, dated May 6, 2005, made by Republic Airways Holdings Inc. payable to Shuttle Acquisition LLC.*

99.1	Press release issued by Republic Airways Holdings Inc. on May 9, 2005. *
99.2	Audited supplemental combined consolidated financial statements as of December 31, 2004 and for each of the years in the three year period ended December 31, 2004*
99.3	Unaudited supplemental combined condensed consolidated financial statements as of March 31, 2005 and December 31, 2004, and for the three month periods ended March 31, 2005 and 2004.
23.1	Consent of Independent Registered Public Accounting Firm

* Previously filed.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Date: June 29, 2005	By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated May 6, 2005, by and among Republic Airways Holdings Inc., Shuttle America Corporation and Shuttle Acquisition LLC.*
10.2	Promissory Note in the principal amount of $1,000,000, dated May 6, 2005, made by Republic Airways Holdings Inc. payable to Shuttle Acquisition LLC.*
99.1	Press release issued by Republic Airways Holdings Inc. on May 9, 2005.*
99.2	Audited supplemental combined consolidated financial statements as of December 31, 2004 and for each of the years in the three year period ended December 31, 2004.*
99.3	Unaudited supplemental combined condensed consolidated financial statements as of March 31, 2005 and December 31, 2004, and for the three month periods ended March 31, 2005 and 2004
23.1	Consent of Independent Registered Public Accounting Firm

* Previously filed.